EXHIBIT 4.02

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                    RIO HOTEL & CASINO, INC.
                 (FORMERLY MARCOR RESORTS, INC.)

                 NON-STATUTORY STOCK OPTION PLAN
                  AS AMENDED SEPTEMBER 5, 1991,
                  AS AMENDED FEBRUARY 28, 1992,
                    AS AMENDED JUNE 22, 1993,
              AS FURTHER AMENDED FEBRUARY 25, 1998

     1.   PURPOSE

     The purpose of the Non-Statutory Stock Option Plan (the "NSOP") is to advance the interests of Rio Hotel & Casino, Inc. (the "Company"), its stockholders, and its subsidiaries by encouraging and motivating selected officers, employee-directors, key employees, outside consultants and other persons on whose judgment, initiative and effort the Company depends for the successful conduct of its business, to acquire a proprietary interest in the Company by ownership of its stock. Options granted under the NSOP are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

     2.   DEFINITIONS

     Unless otherwise required by the context:

     "Board" shall mean the Board of Directors of the Company.

     "Committee" shall mean the Non-Statutory Stock Option Plan Committee, which is appointed by the Bord, and which shall be composed of no less than two members of the Board who are disinterested persons as provided under Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 ("Exchange Act").

     "Company"  shall  mean Rio Hotel & Casino,  Inc.,  a  Nevada
corporation   (formerly  MarCor  Resorts,  Inc.),  successor   in
interest to MarCor Development Company, Inc., a California corporation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Fair Market Value" of the Stock on a given date shall mean the last reported sale price of the Stock on such date on the NASDAQ National Market System, or on such other stock exchange that the stock may be listed from time to time.

     "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

     "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section 6.1 below.

     "Participant" shall mean an employee, outside consultant, officer or employee-director of the Company, or an employee, outside consultant, officer or director of any Subsidiary of the Company, to whom an Option is granted under the Plan. See
Section 4, "Eligibility" for certain express exclusions of persons who might otherwise fall within this definition.

     "NSOP"  or  "Plan" shall mean this Rio Hotel & Casino,  Inc.
Non-Statutory Stock Option Plan.

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NON-STATUTORY STOCK OPTION PLAN
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     "Stock"  shall  mean the common stock of  the  Company,  par value $.01.

     "Subsidiary" shall mean any corporation, limited partnership, general partnership or other entity in which the Company owns, directly or indirectly, more than fifty percent (50%) of the total combined voting power of all classes of securities of such corporation, limited partnership, general partnership or other entity.

     3.   ADMINISTRATION

          3.1. ADOPTION

          The NSOP has been approved by the Company's Board of Directors (the "Board") and is to become effective upon such Board's approval (the "Effective Date") subject to the subsequent ratification of the holders of a majority of the Company's shares of common stock constituting a quorum and present, in person or by proxy, at the duly called and held stockholders meeting. For all purposes herein, the Effective Date is July 9, 1987.

          3.2. AMENDMENT

          The NSOP and Options granted under the NSOP may be amended, modified or terminated by the Committee, provided that:

          (a) No action with respect to an outstanding option may be taken that would adversely affect the rights of the holder of such option without such holder's consent; and

          (b) No amendment to the NSOP shall become effective without approval by the holders of a majority of the Company's shares of common stock constituting a quorum and present, in person or by proxy, at an annual or special stockholders meeting if such amendment would:

               (i) increase the number of shares as to which options may be granted under the NSOP; or

               (ii) extend the term of the NSOP; or

               (iii)       materially   increase   the   benefits
          accruing to or modify eligibility requirements for participants in the NSOP.

          3.3. PLAN ADMINISTRATION

          The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall notify the Board with respect to decisions regarding participation in the Plan by individuals selected and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

     4.   ELIGIBILITY

     The Committee may grant Options to any key management employee, including a non-employee who is an officer or outside consultant, or an employee-officer or employee-director of the Company, or an employee,

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NON-STATUTORY STOCK OPTION PLAN
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outside  consultant, officer or director of a Subsidiary  at  any time from time to time to new Participants. Notwithstanding the foregoing, non-employee directors of Rio Hotel & Casino, Inc. are not eligible to participate in the NSOP. Options granted at different times need not contain similar provisions.

     5.   OPTION SHARES

          5.1. NUMBER

          The   maximum   number  of  shares  of  the   Company's
authorized  common stock as to which options may  be  granted  is
2,637,500.   Such  shares  may be treasury,  or  authorized,  but
unissued shares of Stock of the Company.

          5.2. UNEXERCISED OPTIONS

          Shares subject to unexercised options which expire or terminate will thereupon become available for the grant of additional options.

     6.   OPTION TERMS

     The terms of each option will be set forth in a written stock option agreement subject to the following provisions:

          6.1. PRICE

          The exercise price of each option granted under the NSOP shall be established by the Committee at the time the Option is granted, provided, however, that the exercise price of any option shall not be less than the lesser of:

          (a)   85%  of  the fair market value of the  underlying
     Common Stock on the date the option is granted, or

          (b)   85%  of  the fair market value of the  underlying
     Common Stock on the date the option is exercised.

          6.2. EXERCISE

          Subject to Section 8 below, each option granted under the NSOP will be exercisable for a period of not more than ten years from the date of grant, provided that:

          (a) No option granted an executive officer or director of the Company or owner of more than 10% of a class of the Company's equity securities registered under Section 12 of the Exchange Act will be exercisable until six months and one day after the latest to occur of either the date of option grant or the date of stockholder approval of the Plan;

          (b) No option will be exercisable more than once during any calendar month, and the minimum number of shares as to which any option will be exercisable will be 100 shares unless the maximum number of shares subject to exercise is less than 100 shares, in which event the option must be exercised as to all shares available at the date of exercise; and

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NON-STATUTORY STOCK OPTION PLAN
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          (c)   No  option will be exercisable (and any attempted
     exercise will be deemed null and void) if such exercise would crate a right of recovery for "short-swing profits" under Section 16(b) of the Exchange Act.

          6.3. PAYMENT

          In order to exercise any option, the Participant must give the Company's Treasurer written notice of such exercise accompanied by payment in full of the option price:

          (a)  in cash;

          (b) the assignment and delivery to the Company of shares of Stock; or

          (c)  a combination of (a) and (b).

     Any shares of Stock so assigned and delivered to the Company in payment or partial payment of the option price will be valued at Fair Market Value on the exercise date.

          6.4. DELIVERY OF OPTION CERTIFICATES

          Upon exercise of any stock option, a certificate for the shares purchased will be issued in the name of the participant and the participant will be entitled to vote such shares, to receive dividends and other distributions with respect to such shares and to exercise all other rights of a stockholder.

          6.5. ASSIGNABILITY

          No option or other right under the NSOP will be assignable or transferable by any Participant except by will or the laws of the descent and distribution, and no option shall be exercisable except by the Participant or the participant's legal representative.

          (a) A stock option shall not be assigned, alienated, pledged, attached, sold, transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, or in the case of a Non-statutory Option,

               (i) by transfer without consideration by a Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfers to transfers by Participants who are directors or executive officers of the Company), to

                    (1)   a member of his or her Immediate Family
               (as defined),

                    (2)   a  trust solely for the benefit of  the
               Participant and his or her Immediate Family, or

                    (3) a partnership, limited liability company or corporation whose only partners, members or shareholders are the Participant and/or his or her Immediate Family Members;

     (each transferee described in (i) is hereafter referred to as a "Permitted Transferee"), provided that the Committee is notified in advance in writing of the terms and conditions of any proposed transfer intended to be described in (i) and it determines that the proposed transfer complies with the requirements of the

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     Plan  and  the  applicable option agreement.  Any  purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (i) shall be void and unenforceable against the Company. For purposes of the Plan, "Immediate Family" means, with respect to a particular
     Participant,   the   Participant's   spouse,   children   or
     grandchildren (including adopted and step children and grandchildren).

          (b) The terms of the stock option shall apply to the beneficiaries, executors and administrators of the
     Participant  and  of  the  Permitted  Transferees   of   the
     Participant (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transfers shall not transfer any stock option other than by will or by the laws of descent and distribution.

          (c) A stock option shall be exercised only by the Participant (or his or her attorney in fact or guardian) (including, in the case of a transferred option, by a Permitted Transferee), or, in the case of the Participant's death, by the Participant's executor or administrator (including, in the case of a transferred option, by the executor or administrator of the Permitted Transferee), and no shares of Common Stock shall be issued by the Company unless the exercise of a stock option is accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligations on such exercise or by other arrangements satisfactory to the Committee to provide for such payment.

          6.6. EMPLOYMENT AGREEMENT

          The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time following the date the Option is granted. No such agreement shall impose upon the Company or any of its Subsidiaries, however, any obligation to employ the Participant for any period of time.

          6.7. NUMBER OF SHARES

          Each Option shall state the total number of shares of Stock to which it pertains.

          6.8. OPTION  PERIOD  AND  LIMITATIONS  ON  EXERCISE  OF
               OPTIONS

          The Committee may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

     7.   TERM

     The provisions of the NSOP will govern all options granted under the NSOP but no options may be granted under the NSOP more than 10 years after the Effective Date or the date Plan is approved by the Company's stockholders whichever is earlier.

     8.   TERMINATION OF EMPLOYMENT OR SERVICE

     Except  as  provided  in Sections  9  and  10  below,  if  a
Participant:

          (a) ceases to be employed (or is not employed) by the Company or any of its Subsidiaries;

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          (b)  ceases to hold office (or does not hold office) as
     an officer of the Company or any of its Subsidiaries; and

          (c) ceases to serve as a director (or is not a director) of the Company or any of its Subsidiaries; and

          (d) ceases to be an outside consultant (or is not an outside consultant) of the Company or any of its subsidiaries, then the Participant's Options shall terminate with rights thereto being terminated, including the right to exercise the Options, three months after the happening of the last event described above in 8 (a), (b), (c) or (d) (the "Last Event"). In such event, at any time within three months of the Last Event, the holder of an Option may exercise his Options in the manner therein prescribed and to the extent that he was entitled to exercise them on the date of the Last Event, but in no event shall any option be exercisable more than ten years from the date it was granted. The Committee may cancel an Option during the three month period referred to in this paragraph, if in the Committee's sole and absolute opinion the Participant engages in employment or activities contrary to the best interests of the Company or any of its Subsidiaries. Any such determination of the Committee shall be final and conclusive, subject solely to the review of the Board. Notwithstanding, the provisions of this Section 8, Section
     6.2 above, and Sections 9 and 10 below, the Committee may, within its discretion, designate an expiration date for options granted hereunder which is later than the expiration dates contained in said Sections, so long as said later expiration date is clearly stated in the instrument of grant.

     9.   RIGHTS IN EVENT OF RETIREMENT

     Notwithstanding  Section 8, if the Last Event  described  in
Section 8(a), (b), or (c) occurs after a Participant attains the age of seventy-two (72) years, without having fully exercised his Options, the Participant shall have the right to exercise such Options to the extent that such Participant was entitled to exercise the Options on the date of the Last Event, provided, however, that in no event shall the Options be exercisable more than ten years from the date they were granted.

     10.  RIGHTS IN EVENT OF DEATH

     If a Participant dies without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his death, if any; provided, however, that in no event shall the Options be exercisable more than ten years from the date they were granted.

     11.  NO OBLIGATIONS TO EXERCISE OPTION

     The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

     12.  EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

     The aggregate number of shares of Stock available for Options under Plan, the shares subject to any Option, the price per share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment,
(2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a

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holder  of  the number of shares of Stock subject to  the  Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or
consolidation   in  which  the  Company  is  not  the   surviving
corporation,   all  Options  under  the  Plan  shall   terminate;
provided, however that each Participant (and each other person entitled under Section 9 to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options and in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

     13.  CHANGE OF CONTROL

     Notwithstanding the provisions of Section 12, in the event of a change of control, vesting on all unexercised stock options will accelerate to the change of control date. For purposes of this plan, a "Change of Control" of the Company shall be deemed to have occurred at such time as (a) any "person" (as that term is used in Section 13(d) and 14(d) of the Exchange Act), other than Anthony A. Marnell II, James A. Barrett, or their affiliates, or an employee benefit plan of the Corporation becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25.0% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; or (c) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation or business organization, the sale of all
or   substantially  all  the  assets  of  the  Company,  or   the
liquidation or dissolution of the Company; or (d) a proxy statement is distributed soliciting proxies from the stockholders of the Company seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the Company's securities are actually exchanged for or converted into cash or property or securities not issued by the Company; or (e) at least a majority of the Incumbent Board who are in office immediately prior to any action proposed to be taken by the Company determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

     14.  AMENDMENT AND TERMINATION

     The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Effective Date. Termination of the Plan shall not affect any Option previously granted.

     15.  AGREEMENT AND REPRESENTATION OF EMPLOYEES

     As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

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     16.  RESERVATION OF SHARES OF STOCK

     The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

     17.  EFFECTIVE DATE OF PLAN

     The Plan shall be effective as provided in Section 3.1.

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